Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT FOURTH

QUARTER AND FISCAL 2007 RESULTS

March 24, 2008 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the fourth quarter and fiscal year ended December 31, 2007. The financial results for Holdings include the accounts of its wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9 3/4% senior discount notes and $3.9 million of unsecured notes payable to former equity holders. Other than these debt obligations, related deferred issuance costs, debt issuance amortization, and related interest expense, all other assets, liabilities, income, expenses, and cash flows presented for all periods represent those of Norcraft.

FINANCIAL RESULTS

Fourth Quarter of Fiscal 2007 Compared with Fourth Quarter of Fiscal 2006

Net sales decreased $3.9 million, or 4.0%, from $95.9 million for the fourth quarter of 2006 compared to $92.0 million for the same quarter of 2007. Income from operations decreased by $5.1 million, or 39.6%, from $12.7 million for the fourth quarter of 2006 compared to $7.6 million for the same quarter of 2007. Net income for Holdings decreased $4.9 million, from $6.3 million for the fourth quarter of 2006 to $1.4 million in the same quarter of 2007. Net income for Norcraft decreased $4.7 million, from $8.9 million for the fourth quarter of 2006 to $4.2 million for the same quarter of 2007.

EBITDA (as defined in the attached table) was $16.5 million for the fourth quarter of 2006 compared to $12.5 million for the same quarter of 2007.

Fiscal 2007 Compared with Fiscal 2006

Net sales decreased $46.5 million, or 10.5%, from $440.5 million for fiscal 2006 compared to $394.0 million for fiscal 2007. Income from operations decreased by $9.3 million, or 14.5%, from $63.8 million for fiscal 2006 compared to $54.5 million for fiscal 2007. Net income for Holdings decreased $10.3 million, from $39.5 million for fiscal 2006 to $29.2 million in fiscal 2007. Net income for Norcraft decreased $9.1 million, from $49.2 million for fiscal 2006 to $40.1 million for fiscal 2007.

EBITDA (as defined in the attached table) was $78.5 million for fiscal 2006 compared to $71.1 million for fiscal 2007.

“The housing industry slow-down continues to have a significant impact on our sales and overall performance, and we expect future sales and results to also be negatively impacted. We continue to aggressively introduce new products and programs to stimulate sales in a challenging market,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Tuesday, March 25, 2007 at 10:00 a.m. Eastern Time. To participate, dial 877-857-6149 and use the pass code 8348827. A telephonic replay will be available by calling 888-203-1112 and using pass code 8348827.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through five brands: Mid Continent Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash	$28,409	$3,928	$28,409	$4,038
Trade accounts receivable, net	26,822	35,718	26,822	35,718
Inventories	24,088	21,997	24,088	21,997
Prepaid expenses	2,139	1,885	2,139	1,885

Total current assets	81,458	63,528	81,458	63,638
Property, plant and equipment, net	39,478	38,115	39,478	38,115
Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	48,265	52,731	48,265	52,731
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	6,116	7,656	3,883	4,994
Display cabinets, net	10,074	9,006	10,074	9,006
Other	227	307	227	307

Total other assets	262,141	267,159	259,908	264,497

Total assets	$383,077	$368,802	$380,844	$366,250

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,959	$1,959	$—	$—
Accounts payable	9,786	8,301	9,786	8,301
Accrued expenses	20,279	23,828	20,279	23,828

Total current liabilities	32,024	34,088	30,065	32,129
Long-term debt	260,731	254,631	148,000	150,000
Other liabilities	453	—	453	—
Commitments and contingencies	—	—	—	—
Members’ equity subject to put request	42,331	48,835	—	—
Members’ equity	47,538	31,248	202,326	184,121

Total liabilities and members’ equity	$383,077	$368,802	$380,844	$366,250

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net sales	$92,020	$95,892	$394,042	$440,478
Cost of sales	63,817	65,080	263,500	300,764

Gross profit	28,203	30,812	130,542	139,714
Selling, general and administrative expenses	20,562	18,161	76,012	75,919

Income from operations	7,641	12,651	54,530	63,795

Other expense (income):
Interest expense, net	5,832	5,937	23,618	22,654
Amortization of deferred financing costs	377	372	1,540	1,498
Other, net	72	19	200	150

Total other expense (income)	6,281	6,328	25,358	24,302

Net income	$1,360	$6,323	$29,172	$39,493

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Companies, L.P.
	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net sales	$92,020	$95,892	$394,042	$440,478
Cost of sales	63,817	65,080	263,500	300,764

Gross profit	28,203	30,812	130,542	139,714
Selling, general and administrative expenses	20,562	18,161	76,012	75,919

Income from operations	7,641	12,651	54,530	63,795

Other expense (income):
Interest expense, net	3,133	3,434	13,104	13,370
Amortization of deferred financing costs	266	271	1,111	1,108
Other, net	72	19	200	150

Total other expense (income)	3,471	3,724	14,415	14,628

Net income	$4,170	$8,927	$40,115	$49,167

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Year Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$29,172	$39,493	$40,115	$49,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	5,461	4,660	5,461	4,660
Amortization:
Customer relationships	4,466	4,466	4,466	4,466
Deferred financing costs	1,540	1,498	1,111	1,108
Display cabinets	6,703	5,575	6,703	5,575
Provision for uncollectible accounts receivable	4,053	3,187	4,053	3,187
Provision for obsolete and excess inventory	638	199	638	199
Provision for warranty claims	3,577	4,480	3,577	4,480
Accreted interest on senior notes	10,060	9,145	—	—
Stock compensation expense	1,185	1,090	1,185	1,090
Gain on involuntary asset disposal (fire)	(442)	—	(442)	—
Loss (gain) on disposal of assets	234	30	234	30
Change in operating assets and liabilities:
Trade accounts receivable	4,829	(1,922)	4,829	(1,922)
Inventories	(2,613)	2,123	(2,613)	2,123
Prepaid expenses	(241)	35	(241)	35
Other assets	83	(196)	83	(196)
Accounts payable and accrued liabilities	(5,837)	(3,437)	(5,837)	(3,437)

Net cash provided by operating activities	62,868	70,426	63,322	70,565
Cash flows from investing activities:
Proceeds from sale of property and equipment	26	97	26	97
Insurance proceeds from involuntary asset disposal (fire)	496	—	496	—
Purchase of property, plant and equipment	(6,945)	(6,659)	(6,945)	(6,659)
Additions to display cabinets	(7,774)	(6,138)	(7,774)	(6,138)

Net cash used in investing activities	(14,197)	(12,700)	(14,197)	(12,700)
Cash flows from financing activities:
Payment of financing costs	—	(758)	—	(758)
Bank overdrafts payable	—	(1,666)	—	(1,666)
Payment on term loans to former equity holders	(1,960)	—	—	—
Repurchase of senior subordinated notes	(2,000)	—	(2,000)	—
Proceeds from issuance of member interests	562	1,900	562	1,900
Repurchase of members’ interests	(1,966)	(2,355)	(1,966)	(2,355)
Distributions to members	(18,730)	(51,812)	(21,254)	(51,841)

Net cash used in financing activities	(24,094)	(54,691)	(24,658)	(54,720)
Effect of exchange rates on cash	(96)	(40)	(96)	(40)

Net increase in cash	24,481	2,995	24,371	3,105
Cash, beginning of the period	3,928	933	4,038	933

Cash, end of period	$28,409	$3,928	$28,409	$4,038

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

EBITDA is net income before income tax expense, interest expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe EBITDA provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended December 31,			Year Ended December 31,
	2007		2006	2007		2006
Net income	$1,360	(1)	$6,323	$29,172	(1)	$39,493
Interest expense, net	5,832		5,937	23,618		22,654
Depreciation	1,575		1,230	5,461		4,660
Amortization of deferred financing costs	377		372	1,540		1,498
Amortization of customer relationships	1,116		1,117	4,466		4,466
Display cabinet amortization	2,138		1,502	6,703		5,575
State Taxes	63		20	153		130

EBITDA	$12,461		$16,501	$71,133		$78,476

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended December 31,			Year Ended December 31,
	2007		2006	2007		2006
Net income	$4,170	(1)	$8,927	$40,115	(1)	$49,167
Interest expense, net	3,133		3,434	13,104		13,370
Depreciation	1,575		1,230	5,461		4,660
Amortization of deferred financing costs	266		271	1,111		1,108
Amortization of customer relationships	1,116		1,117	4,466		4,466
Display cabinet amortization	2,138		1,502	6,703		5,575
State Taxes	63		20	153		130

EBITDA	$12,461		$16,501	$71,113		$78,476

1)	Net income during the three months and year ended December 31, 2007 includes $0.4 million from insurance proceeds due to a fire in the Newton, Kansas facility which increased net income and correspondingly increased EBITDA.